EXHIBIT 5.1

NEW YORK LONDON SINGAPORE PHILADELPHIA CHICAGO WASHINGTON, DC SAN FRANCISCO SILICON VALLEY SAN DIEGO LOS ANGELES BOSTON HOUSTON DALLAS FORT WORTH AUSTIN	FIRM and AFFILIATE OFFICES www.duanemorris.com	HANOI HO CHI MINH CITY SHANGHAI ATLANTA BALTIMORE WILMINGTON MIAMI BOCA RATON PITTSBURGH NORTH JERSEY LAS VEGAS SOUTH JERSEY SYDNEY MYANMAR ALLIANCES IN MEXICO

October 10, 2025

United States Antimony Corporation

4438 W. Lovers Lane, Unit 100

Dallas, TX 75209

Re:	Securities Registered under Registration Statement on Form S-3

We have acted as counsel to you in connection with your filing of (i) a Registration Statement on Form S-3 (File No. 333-284057) (as amended or supplemented, the “Initial Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and (ii) a second Registration Statement on Form S-3 filed pursuant to Rule 462(b) promulgated under the Securities Act (the “462(b) Registration Statement”). This opinion letter is furnished to you in connection with your filing of the 462(b) Registration Statement relating to the registration of the offering by United States Antimony Corporation, a Texas corporation (the “Company”) of up to $4,160,901.20 of shares (the “Shares”) of the Company’s Common Stock, $0.01 par value per share. The Shares are being sold to the purchasers named in, and pursuant to, a securities purchase agreement among the Company and such purchasers (the “Securities Purchase Agreement”).

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinion set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinion set forth below, on certificates of officers of the Company.

Based on the foregoing, and subject to the limitations, assumptions and qualifications set forth herein, we are of the opinion that the Shares, when issued and delivered by the Company in accordance with the terms of the Securities Purchase Agreement and upon receipt by the Company of the consideration therefor as provided therein, will be validly issued, fully paid and nonassessable.

The opinions expressed herein are limited to the Texas Business Organizations Code (collectively, the “Applicable Laws”). No opinion is expressed as to the effect on the matters covered by this letter of the laws of (i) the State of Texas other than the Applicable Laws or (ii) any jurisdiction other than the State of Texas, whether in any such case applicable directly or through the Applicable Laws. We express no opinion regarding any federal or state securities laws or regulations or as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof.

DUANE MORRIS LLP
1300 POST OAK BOULEVARD, SUITE 1500	HOUSTON, TX 77056-3166	PHONE: +1 713 402 3900	FAX: +1 713 402 3901

United States Antimony Corporation

October 10, 2025

The opinions expressed herein are limited to the Texas Business Organizations Code (collectively, the “Applicable Laws”). No opinion is expressed as to the effect on the matters covered by this letter of the laws of (i) the State of Texas other than the Applicable Laws or (ii) any jurisdiction other than the State of Texas, whether in any such case applicable directly or through the Applicable Laws. We express no opinion regarding any federal or state securities laws or regulations or as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof.

The opinions expressed herein are rendered as of the date hereof and are based on existing law, which is subject to change. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. We do not undertake to advise you of any changes in the opinions expressed herein from matters that may hereafter arise or be brought to our attention or to revise or supplement such opinions should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise. These opinions are expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

This letter may be relied upon by the Company and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act and cannot be relied upon for any other purpose. We hereby consent to the use of this letter as an exhibit to the 462(b) Registration Statement and to any and all references to our firm under the heading “Legal Matters” in the Initial Registration Statement. In giving this consent, we do not imply or admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Duane Morris LLP

DUANE MORRIS LLP
1300 POST OAK BOULEVARD, SUITE 1500,	HOUSTON, TX 77056-3166	PHONE: 713.402.3900	FAX: 713.402.3901